Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-223780), Form S-3 (No. 333-228482, 333-238588 and 333-238589) and on Form S-1 (No. 333-232588, 333-239201 and 333-252405) of Chicken Soup for the Soul Entertainment, Inc. of our report dated May 12, 2021, relating to the financial statements of Sonar Entertainment, Inc., appearing in this Current Report on Form 8-K/A of Chicken Soup for the Soul Entertainment, Inc.

/s/ Moss Adams LLP

Los Angeles, California

June 10, 2021